Exhibit 99.1

Cellebrite Announces First Quarter 2021 Results

Annual Recurring Revenue of $150 million, up 53% year-over-year

Revenue of $53.3 million, up 38% year-over-year

Adjusted EBITDA of $11.3 million, 21% Adjusted EBITDA margin

PETAH TIKVA, ISRAEL, June 7, 2021 -- Cellebrite, the global leader in Digital Intelligence (“DI”) solutions for the public and private sectors, today announced financial results for the three months ended March 31, 2021.

“Cellebrite is off to a strong start in 2021, with first quarter 2021 revenue growth and profitability exceeding our expectations,” said Yossi Carmil, Cellebrite’s CEO. “We were pleased with our ability to execute our growth strategy and continue introducing our customers to digital intelligence solutions designed to help them transform and accelerate the investigative workflow. We remain focused on our strategy and believe we are on track to meet our targets for the full year. Signing the business combination agreement with TWC Tech Holdings II Corp. shortly after the end of the quarter was an exciting milestone, and we expect to complete our merger and transition to becoming a public company in the third quarter of the year.”

First Quarter Financial and Business Highlights

●	Annual Recurring Revenue (ARR) of $150 million, up 53% year-over-year

●	ARR dollar-based net retention rate of 148%

●	Revenue of $53.3 million, up 38% year-over-year

●	Subscription revenue of $40.5 million, up 59% year-over-year

●	Gross profit and gross margin of $45.1 million and 85%, respectively

●	Adjusted EBITDA and Adjusted EBITDA margin of $11.3 million and 21%, respectively

●	Launched Cellebrite Endpoint Inspector - a cloud-first remote collection solution for Windows and Mac for eDiscovery and corporate investigations

●	Partnered with Axon to seamlessly integrate the data collected, analyzed, and reviewed by Cellebrite’s Digital Intelligence Investigative Platform with Axon Evidence

In addition, Cellebrite recently announced important milestones aimed at extending its digital intelligence platform:

●	Established a strategic partnership with Singapore’s Home Team Science and Technology Agency (HTX), an arm of the Ministry of Home Affairs, to drive innovation and deliver industry leading digital intelligence capabilities

●	Launched the latest version of Cellebrite Pathfinder, its flagship investigative analytics solution achieving significant milestones in data analysis, enterprise readiness, scalability, and process performance

Business Combination with TWC Tech Holdings

As previously announced, Cellebrite and TWC Tech Holdings have entered into a definitive business combination agreement and plan of merger (“Merger Agreement”). As a result of the transaction, Cellebrite expects to become a publicly listed company on Nasdaq under the new ticker symbol, “CLBT”, and the pro forma implied equity value of Cellebrite post-merger is expected to be approximately $2.4 billion. The transaction seeks to accelerate Cellebrite’s ability to execute on significant near-term growth opportunities in the public sector, develop new customer solutions and expand its private sector and end-market reach.

Non-GAAP Financial Information

This press release includes non-GAAP financial measures. TWC Tech Holdings and Cellebrite believe that these non-GAAP measures are useful to investors for two principal reasons. First, we believe these measures may assist investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance. Second, these measures are used by Cellebrite’s management to assess its performance. TWC Tech Holdings and Cellebrite believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. In addition, such information and data may not be included in, may be adjusted in or may be presented differently in any proxy statement or registration statement to be filed by TWC Tech Holdings with the SEC. A reconciliation of certain of these non-GAAP financial measures to their most comparable GAAP measure is set forth in a table included at the end of this press release.

About Cellebrite

Cellebrite’s mission is to enable its customers to protect and save lives, accelerate justice and preserve privacy in communities around the world. Cellebrite is the global leader in Digital Intelligence solutions for the public and private sectors, empowering organizations to master the complexities of legally sanctioned digital investigations by streamlining intelligence processes. Trusted by thousands of leading agencies and companies in more than 140 countries, Cellebrite’s Digital Intelligence platform and solutions transform how customers collect, review, analyze and manage data in legally sanctioned investigations. To learn more visit us at www.cellebrite.com and https://www.cellebrite.com/en/investors/.

About TWC Tech Holdings II Corp

TWC Tech Holdings II Corp (“TWC Tech Holdings”) is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. TWC Tech Holdings raised $600 million in its initial public offering in September 2020. TWC Tech Holdings securities are listed on the Nasdaq Capital Market under the ticker symbols TWCT, TWCTU and TWCTW.

About True Wind Capital

True Wind Capital is a San Francisco-based private equity firm focused on investing in leading technology companies. True Wind has a broad investing mandate, with deep industry expertise across software, tech-enabled services, and hardware.

Caution Regarding Forward Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of TWC Tech Holdings, Cellebrite or the combined company after completion of the proposed business combination contemplated by the Merger Agreement (the “business combination”) are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed business combination contemplated thereby; (2) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of TWC Tech Holdings or other conditions to closing in the Merger Agreement; (3) the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the Merger Agreement; (4) the risk that the proposed transaction disrupts current plans and operations of Cellebrite as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that Cellebrite may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by TWC Tech Holdings. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TWC Tech Holdings and Cellebrite undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information

In connection with the proposed business combination between Cellebrite and TWC Tech Holdings, Cellebrite has filed a registration statement on Form F-4 that includes a preliminary proxy statement to be distributed to stockholders of TWC Tech Holdings II Corp. in connection with TWC Tech Holdings’ solicitation of proxies for the vote by its stockholders with respect to the proposed business combination. After the registration statement has been filed and declared effective by the SEC, TWC Tech Holdings will mail a definitive proxy statement / prospectus to its stockholders as of the record date established for voting on the proposed business combination and the other proposals regarding the proposed business combination set forth in the proxy statement. Cellebrite or TWC Tech Holdings may also file other documents with the SEC regarding the proposed business combination. Before making any investment or voting decision, stockholders and other interested persons are advised to read, when available, the registration statement and preliminary proxy statement / prospectus and any amendments thereto, and the definitive proxy statement / prospectus in connection with TWC Tech Holdings’ solicitation of proxies for the special meeting to be held to approve the transactions contemplated by the proposed business combination because these materials will contain important information about Cellebrite, TWC Tech Holdings and the proposed transaction. Stockholders will also be able to obtain a copy of the preliminary proxy statement / prospectus and the definitive proxy statement / prospectus once they are available, without charge, at the SEC’s website at www.sec.gov, or at Cellebrite’s website at www.cellebrite.com, or by directing a request to: TWC Tech Holdings II Corp., Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.

No Offer or Solicitation

This document is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange, the securities of Cellebrite, TWC Tech Holdings or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Cellebrite and TWC Tech Holdings and their respective directors and officers may be deemed participants in the solicitation of proxies of TWC Tech Holdings stockholders in connection with the proposed business combination. TWC Tech Holdings stockholders, Cellebrite’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Cellebrite and TWC Tech Holdings at Cellebrite’s website at www.cellebrite.com, or in TWC Tech Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, respectively.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to TWC Tech Holdings’ stockholders in connection with the proposed transaction may be obtained by reading the proxy statement / prospectus for the proposed transaction. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction may be obtained by reading the proxy statement / prospectus for the proposed transaction.

Contacts

For Cellebrite:

Media
Adam Jaffe
VP of Global Communications

+1 973 206 7643

adam.jaffe@cellebrite.com

- or -

RapidResponse@cellebrite.com

Investors
Anat Earon-Heilborn
VP Investor Relations

+972 73 394 8440

investors@cellebrite.com

For TWC Tech Holdings II Corp.:
Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

+1 (212) 257-4170

TWCT@gasthalter.com

Cellebrite DI Ltd.
First Quarter 2021 Results Summary
(U.S. Dollars in thousands)

	For the three months ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)

Revenue	53,283	38,734
Gross profit	45,084	29,095
Gross margin	84.6%	75.1%
Operating income (loss)	4,387	(6,498)
Operating margin	8.2%	(16.8)%
Cash flow from operations	218	(5,020)

Non-GAAP Financial Data (1):
Operating income (loss)	10,195	(2,881)
Operating margin	19.1%	(7.4)%
Adjusted EBITDA	11,288	(1,859)
Adjusted EBITDA margin	21.2%	(4.8)%

(1)	For a reconciliation of operating income to non-GAAP operating income and net income (loss) to adjusted EBITDA, see the table at the end of this press release titled “Reconciliation of GAAP to Non-GAAP Financial Information.”

Cellebrite DI Ltd.
Condensed Consolidated Balance Sheets
(U.S. Dollars in thousands)

	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	134,838	128,709
Restricted cash	5,127	5,137
Short-term deposits	101,421	108,928
Trade receivables (net of allowance for doubtful accounts of $616 as of March 31, 2021 and December 31, 2020)	59,585	66,324
Prepaid expenses and other current assets	7,370	7,439
Contract acquisition costs	3,122	2,979
Inventories	4,865	4,754
Total current assets	316,328	324,270

Non-current assets
Other non-current assets	2,314	565
Deferred tax assets, net	8,265	7,372
Property and equipment, net	16,285	16,106
Intangible assets, net	6,225	6,611
Goodwill	9,463	9,463
Total non-current assets	42,552	40,117

Total assets	358,880	364,387

Liabilities, redeemable convertible preferred shares and shareholders’ equity

Current Liabilities
Trade payables	4,525	4,727
Other accounts payable and accrued expenses	39,431	49,112
Deferred revenues	103,950	105,543
Total current liabilities	147,906	159,382

Long-term liabilities
Liability for employees’ severance benefits	356	366
Other long term liabilities	6,344	6,191
Long-term deferred revenues	34,900	33,439
Total long-term liabilities	41,600	39,996

Total liabilities	189,506	199,378

Redeemable convertible preferred shares	101,205	101,205

Shareholders’ equity
Share capital	*-	*-
Additional paid-in capital	35,925	34,226
Treasury stock, NIS 0.00001 par value; 43,540 ordinary shares	(85)	(85)
Accumulated other comprehensive income	397	1,321
Retained earnings	31,932	28,342
Total shareholders’ equity	68,169	63,804

Total liabilities, redeemable convertible preferred shares and shareholders’ equity	358,880	364,387

Cellebrite DI Ltd.
Condensed Consolidated Statements of Income
(U.S. Dollars in thousands, except share and per share data)

	For the three months ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)

Revenue:
Subscription services and technical support	28,974	22,597
Term-license	11,547	2,926
Perpetual license and others	7,743	7,960
Professional services	5,019	5,251
Total revenue	53,283	38,734

Cost of revenue:
Subscription services and technical support	2,482	2,195
Term-license	357	137
Perpetual license and others	1,060	2,423
Professional services	4,300	4,884
Total cost of revenue	8,199	9,639

Gross profit	45,084	29,095

Operating expenses:
Research and development	14,893	13,005
Sales and marketing	16,518	15,336
General and administrative	9,286	7,252
Total operating expenses	40,697	35,593

Operating income (loss)	4,387	(6,498)
Financial income, net	366	142
Income (loss) before income tax expense	4,753	(6,356)
Income tax expense	1,163	901
Net income (loss)	3,590	(7,257)

Net loss per share:
Basic net loss attributable to ordinary shares	(191)	(11,038)
Basic net loss per ordinary share	(0.001)	(0.090)

Weighted average number of ordinary shares used in computing basic net loss per share	130,077,090	128,486,397

Other comprehensive income (loss):
Unrealized gain (loss) on hedging transactions, net of taxes of $189 and $23 for the three-month period ended March 31, 2021 and 2020, respectively	(1,386)	171
Currency translation adjustments	462	506
Total other comprehensive income (loss), net of tax	(924)	677
Total other comprehensive income (loss)	2,666	(6,580)

Cellebrite DI Ltd.
Condensed Consolidated Statements of Cash Flow
(U.S. Dollars in thousands)

	For the three months ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flow from operating activities:

Net income (loss)	3,590	(7,257)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Employees’ stock option compensation	1,699	1,822
Depreciation and amortization	1,482	1,151
Deferred income taxes	(703)	506
Decrease in liability for severance benefits, net	(10)	(11)
Decrease in trade receivables	6,237	3,466
Increase in deferred revenue	1,248	558
Increase in long term other assets	(1,749)	(24)
Increase in other receivables	(2,009)	(626)
Increase in inventories	(138)	(429)
Decrease in trade payables	(59)	(193)
Decrease in other accounts payable	(9,523)	(3,983)
Increase in other long-term liabilities	153	-
Net cash provided by (used in) operating activities	218	(5,020)

Cash flows from investing activities:

Purchases of property and equipment	(1,308)	(1,998)
Payment related to business combination, net of cash acquired	-	(15,046)
Short term deposits, net	7,507	21,997
Net cash provided by investing activities	6,199	4,953

Cash flows from financing activities:

Dividend paid	-	(10,000)
Net cash used in financing activities	-	(10,000)

Net increase (decrease) in cash and cash equivalents and restricted cash	6,417	(10,067)
Net effect of Currency Translation on cash and cash equivalents	(298)	(222)
Cash and cash equivalents and restricted cash at beginning of period	133,846	81,683
Cash and cash equivalents and restricted cash at end of period	139,965	71,394

Supplemental cash flow information:
Cash paid for taxes	3,407	149
Non-cash activities
Purchase of property and equipment on suppliers’ credit	165	107

Cellebrite DI Ltd.
Reconciliation of GAAP to Non-GAAP Financial Information
(U.S. Dollars in thousands)

	For the three months ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)

Operating income (loss)	4,387	(6,498)
Share based compensation	1,699	1,822
Amortization of intangible assets	388	129
Acquisition related expenses	3,721	1,666
Non-GAAP operating income (loss)	10,195	(2,881)

	For the three months ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)

Net income (loss)	3,590	(7,257)
Financial Income	(366)	(142)
Tax expenses	1,163	901
Share based compensation	1,699	1,822
Amortization of intangible assets	388	129
Acquisition related expenses	3,721	1,666
Depreciation expenses	1,093	877
Amortization of SW capitalization	-	145
Adjusted EBITDA	11,288	(1,859)